UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2013

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Suite 3200, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 12, 2013, Dendreon Corporation (the “Company”) announced that it is restructuring the Company and implementing additional cost reduction measures. The Company expects as a result of restructuring that it will reduce cash operating expenses by approximately $125 million, as compared to 2013 results, which is a reduction of approximately 20%. The restructuring initiatives will include a reduction in workforce of approximately 150 full-time employees who will be notified the week of November 12, 2013. Following the restructuring, the Company will have approximately 820 employees.

As a result of this restructuring plan, the Company expects to record an initial restructuring charge of approximately $7.5 million related to severance and other related termination benefits in the fourth quarter of 2013 and first quarter of 2014.

The Company will implement the plan immediately and expects that the benefits will begin to be realized as early as the first quarter of 2014. The Company expects the restructuring initiatives will take up to 6 months to implement. Certain projects are subject to a variety of labor and employment laws, rules and regulations which could result in a delay in implementing these projects.

To the extent required by applicable rules, the Company may file one or more amendments to this Current Report on Form 8-K (this “Current Report”) as details of the restructuring plan are refined and estimates of costs and charges are finalized or may include such disclosure in a future Quarterly Report on Form 10-Q.

This Current Report contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. Statements in this Current Report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the expected benefits of the restructuring, the timing and elements of the restructuring, the timing, estimates and form of related charges, the expected annual operating expense reduction, and the Company’s ability to achieve improved performance as a result of the restructuring. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, the Company’s ability to successfully implement its strategic restructuring plan and reduce costs; the impact of the headcount reduction on the Company’s business, including a potential adverse effect on revenues and the Company’s commercialization activities; unanticipated charges not currently contemplated that may occur as a result of the reduction in headcount; and certain other factors that may affect future operating results, including our inability to achieve and sustain commercial success for PROVENGE; the identification of efficacy, safety or other issues with PROVENGE; a slower than anticipated adoption by treating physicians of PROVENGE for the treatment of patients with advanced prostate cancer due to competing therapies, perceived difficulties in the treatment process, delays in obtaining reimbursement or for other reasons; any promotional limitations imposed by the FDA on our ability to commercialize and market PROVENGE; unexpected difficulties and costs associated with the rapid expansion of our operations to support the commercial launch of PROVENGE; and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: November 12, 2013	/s/ Christine Mikail
Christine Mikail Executive Vice President, Corporate Development, General Counsel and Secretary